EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by First Citizens Bancorporation, Inc. (“Bancorporation”) for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition at December 31 2004 and December 31, 2003, and the results of operations of Bancorporation for the years ended December 31, 2004, December 31, 2003 and December 31, 2002.

Date: March 15, 2005	/s/ Jim B. Apple
Jim B. Apple
Chief Executive Officer

Date: March 15, 2005	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer